UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2021

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sale of Equity Securities.

As of May 1, 2021, Blackstone Private Credit Fund (the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on May 21, 2021) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of May 1, 2021 (number of shares finalized on May 21, 2021)	18,473,024	$472,724,684

Item 7.01. Regulation FD Disclosure.

May 2021 Distributions

On May 25, 2021, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distributions
Class I Common Shares	$0.1563	$0.0000	$0.1563
Class S Common Shares	$0.1563	$0.0181	$0.1382
Class D Common Shares	$0.1563	$0.0053	$0.1510

The distributions for each class of Shares are payable to shareholders of record as of the open of business on May 31, 2021 and will be paid on or about June 28, 2021. These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio Commentary

Blackstone Credit BDC Advisors LLC, the Fund’s investment adviser (the “Adviser”), is pleased with the early progress of the Fund and believes it is well positioned to continue to ramp the Fund.

Portfolio Update

(All data as of April 30, 2021, unless otherwise noted)

As of the month ended April 30, 2021, the Fund’s net asset value (“NAV”) per share for both Class I and Class S shares increased to $25.59, representing an increase of $0.59 YTD. This performance was primarily driven by increases in the value of the Fund’s assets, undistributed income generated from its portfolio and by the Adviser’s fee waiver.1 The Fund has declared monthly dividends totaling $0.55 (Class I) and $0.49 (Class S) for the YTD period.

The Fund has built a portfolio of $6.9 billion in assets at fair value, with an aggregate NAV of $3.1 billion and $2.6 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.82 times. The portfolio is approximately 98% floating rate and 99% senior secured, of which, 91% is first lien. From a sector standpoint, the Adviser continues to seek to invest thematically in “good neighborhoods,” or leading businesses in attractive sectors with favorable tailwinds. The top sectors that the Fund is currently invested in are software, healthcare, building products and professional services.

The Fund continues to leverage Blackstone’s scale and platform to bring value-added solutions to its portfolio companies, which the Fund believes helps it earn a premium on its transactions over the public markets.

[1]	The Adviser has agreed to waive its management fee and its incentive fee on income for the first six months following the date on which the Fund broke escrow for its offering.

Market Trends

Global below-investment grade credit markets started 2021 on a strong note as the rally in risk assets continued. Credit markets continue to experience robust levels of new issuance globally. Default and distressed activity in credit markets continued to improve and research analysts have revised down default expectations for 2021.2 In April 2021, default activity was low and reflected a sharp decline from the high-yield bond and leveraged loan default rates in April 2020.3

The Adviser believes corporate credit is likely to experience strong demand throughout 2021 as investors continue to search for yield. Compared to high-yield bonds, the Adviser believes many characteristics make private credit as an asset class more attractive, including senior secured focus, lower volatility, more diversification, covenants, and floating rate nature.

From an investing standpoint, the Adviser continues to see strong transaction volume and a robust pipeline of private originations as private equity sponsors look to deploy their unfunded capital into a more stable political and economic environment. The Fund seeks to continue partnering with private equity sponsors and portfolio companies to provide them with value-added lending beyond just capital.

Item 8.01. Other Events.

Net Asset Value

The NAV per share of each class of the Fund as of April 30, 2021, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of April 30, 2021*
Class I Common Shares	$25.59
Class S Common Shares	$25.59

*	No Class D Common Shares were outstanding as of April 30, 2021. Class D Common Shares were issued on May 1, 2021 at $25.59 per share.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	9,205,351	$0.2 billion
Class S Common Shares	33,219,454	$0.8 billion
Class D Common Shares	1,362,233	$0.0 billion
Private Offering:
Class I Common Shares	113,872,060	$2.9 billion
Class S Common Shares	0	0
Class D Common Shares	0	0
Total Offering and Private Offering *	157,659,098	$4.0 billion

*	Amounts may not sum due to rounding.

[2]	Source: J.P. Morgan High Yield and Leveraged Loan Research as of April 2021.
[3]	Id.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements about the Fund’s business, including, in particular, statements about the Fund’s plans, strategies and objectives. You can generally identify forward-looking statements by the Fund’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include the Fund’s plans and objectives for future operations (including plans and objectives relating to future growth and availability of funds), expectations for current or future investments, and expectations for market and other macroeconomic trends, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond the Fund’s control. Although the Fund believes the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and the Fund’s actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by the Fund or any other person that the Fund’s objectives and plans, which the Fund considers to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of the Fund’s prospectus, its most recent annual report on Form 10-K and any updates in its quarterly reports on Form 10-Q for a discussion of the risks and uncertainties that the Fund believes are material to its business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, the Fund does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: May 26, 2021	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Compliance Officer, Chief Legal Officer and Secretary